Exhibit 99.1

NEWS RELEASE

Contact:	Rhonda Nyhus
Vice President
NASB Financial, Inc.
12498 South 71 Highway
Grandview, MO 64030
Phone (816) 765-2200

FOR IMMEDIATE RELEASE:

NASB Financial, Inc. Announces Termination of Consent Order

GRANDVIEW, MO (February 26, 2014) – NASB Financial, Inc. (the “Company”) (NASDAQ: NASB), parent company of North American Savings Bank, F.S.B. (the “Bank” or “North American”), today announced that the Bank’s primary regulator, the Office of the Comptroller of the Currency has terminated their Consent Order with the Bank, dated May 22, 2012, effective immediately. In achieving compliance with the Consent Order, the Bank established, among other things, various processes and programs that improved the asset quality of the Bank and ensured the adequacy of allowances for loan and lease losses.

As of December 31, 2013, the most recent quarter-end, the Bank’s Tier 1 leverage ratio was 16.8% and its risk-based capital ratio was 24.0%. With termination of the Consent Order, the Bank is considered “well capitalized.”

North American operates six offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank, a nationwide residential mortgage lender, also has loan origination offices in Kansas City, Lee’s Summit and Springfield, Missouri.

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